UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — February 18, 2016 (February 18, 2016)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 18, 2016, MDC Partners Inc. (the “Company”) issued an earnings release reporting its financial results for the three and twelve months ended December 31, 2015. A copy of this earnings release and related investor presentation materials are furnished hereto as Exhibit 99.1 and Exhibit 99.2.

The Company has posted the materials furnished as Exhibit 99.2 on its web site (www.mdc-partners.com). The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Current Report on Form 8-K. The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 - Results of Operations and Financial Condition.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The foregoing information and the exhibits hereto contain forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements. The Company does not undertake any duty to update these forward looking statements, except as required by law.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2016, the Company’s Board of Directors voted to appoint Larry Kramer and Anne Marie O’Donovan as new directors to the Board of Directors, effective as of March 1, 2016. On February 18, 2016, the Company issued a press release announcing the appointment of Mr. Kramer and Ms. O’Donovan as new directors. A copy of the press release is attached as Exhibit 99.4 hereto.

Mr. Kramer and Ms. O’ Donovan will each join the Company’s Board as an independent director, effective as of March 1, 2016. It is expected that each of Mr. Kramer and Ms. O’Donovan will stand for re-election at the Company’s 2016 annual meeting of stockholders. There is no arrangement or understanding between Mr. Kramer or Ms. O’Donovan, and any other person pursuant to which they were each appointed as a director of the Company.

In connection with their respective service on the Board of Directors and consistent with the compensation arrangements for non-employee directors, each of Mr. Kramer and Ms. O’Donovan will receive an annual cash retainer of $60,000 for their service on the Board of Directors, together with meeting fees. In addition, each of Mr. Kramer and Ms. O’Donovan will be granted a restricted stock award of 5,000 Class A shares pursuant to the Company’s 2011 Stock Incentive Plan.

Item 7.01 Regulation FD Disclosure.

      On February 18, 2016, the Company issued a press release announcing that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about March 18, 2016, to shareholders of record at the close of business on March 4, 2016.

Item 8.01. Other Events.

SEC Investigation Update

The Company has continued to cooperate fully with the SEC in connection with its ongoing review of historical goodwill and related accounting matters.  Specifically, the Company engaged an outside accounting firm to review and assess the Company’s historical goodwill accounting.  The Company believes that its historical goodwill impairment and related accounting analysis is appropriate and has been applied in accordance with GAAP in all material respects.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated February 18, 2016, relating to the Company’s earnings for the three and twelve months ended December 31, 2015.
99.2	Investor presentation materials, dated February 18, 2016.
99.3	Press Release dated February 18, 2016, relating to the announcement of the Company’s dividend.
99.4	Press Release dated February 18, 2016, relating to the announcement of the appointment of Larry Kramer and Anne Marie O’Donovan to the Company’s Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: February 18, 2016	MDC Partners Inc.

	By:	/s/ Matthew Speiser
Matthew Speiser Assistant General Counsel

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